Exhibit 99.1

For Immediate Release: June 3, 2014

GM Reports Best Monthly Sales Since August 2008
May total sales up 13 percent; retail sales up 10 percent

DETROIT - General Motors Co. (NYSE: GM) dealers delivered 284,694 vehicles in the United States in May, up 13 percent compared to a year ago, marking the company’s best May in seven years and its best total sales since August 2008. Retail sales - vehicles sold to individual buyers - were up 10 percent while fleet sales were up 21 percent. GM expects to increase its total market share year over year.

“The momentum we generated in April carried into May, with all four brands performing well in a growing economy and 17 vehicle lines posting double-digit retail sales increases or better,” said Kurt McNeil, U.S. vice president of Sales Operations.

For the month, Chevrolet sales were up 14 percent in total, driven by a 26 percent increase in car deliveries. Buick sales were also very strong, with deliveries up 11 percent in total and 10 percent on a retail basis. Buick had its best May total and retail since 2005. Both Cadillac and GMC had their best May total and retail sales since 2007.

May Sales Highlights (vs. 2013 except as noted)

•	The seasonally adjusted annual selling rate (SAAR) for light vehicles was an estimated 16.5 million units - the third consecutive month above 16 million.

•	Cruze was up 41 percent. Chevrolet Corvette deliveries were up 268 percent, Spark sales doubled, Camaro was up 30 percent and Impala was up 23 percent. Malibu retail sales were up 12 percent.

•	Retail sales of Chevrolet and GMC large SUVs doubled, while retail sales of the Chevrolet Equinox and GMC Terrain were up 16 percent and 13 percent, respectively.

•	Chevrolet Silverado and GMC Sierra sales were up for the third month in a row, with May deliveries up 8 percent and 14 percent, respectively.

•	At Cadillac, sales of the CTS sedan were up 39 percent and Escalade deliveries were up 30 percent. SRX sales were up 27 percent, for the vehicle line’s best May ever.

•	Buick Encore deliveries more than doubled and Regal sales were up 49 percent.

•	GM’s average transaction prices (ATPs), including full-size pickup ATPs, were in line with April. Calendar year to date, GM’s ATPs are up about $2,700.

•	Incentive spending as a percentage of average transaction price was 10.4 percent, down 0.5 points from a year ago, according to J.D. Power PIN estimates. The industry average for May was 9.9 percent.

•
Commercial fleet sales were up 21 percent for the seventh consecutive monthly increase and the best month since September 2008. Within commercial fleet, full-size van sales were up 46 percent and full-size pickups were up 35 percent.

•	Small business deliveries, which are included in retail sales, were up 10 percent.

GM’s fleet deliveries in May exceeded expectations due to the timing of rental customer deliveries, and May will likely represent the company’s highest fleet volume month of 2014. Last year, June was GM’s highest volume fleet month. As a result, GM expects that June 2014 year-over-year fleet sales will be down sharply.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.
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CONTACT:

Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Sales Tables

May	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	205,010	14.2%	135,878	8.8%
GMC	45,039	8.3%	38,861	14.9%
Buick	19,957	11.0%	17,432	9.7%
Cadillac	14,688	6.4%	13,625	4.4%
Total	284,694	12.6%	205,796	9.7%

2014CY	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	839,341	2.2%	575,152	2.7%
GMC	188,821	4.1%	164,457	6.2%
Buick	92,069	11.2%	77,429	4.5%
Cadillac	68,176	-2.3%	63,478	0.9%
Total	1,188,407	2.8%	880,516	3.4%

Fleet Segment	Month	YOY Change	2014 CY	CY Change
Share of Sales	27.7%	1.9 points	25.9%	-0.4 points

Inventory	Units at Month-end	Days Supply (selling day adjusted)	Units at Previous Month-end	Days Supply (selling day adjusted)
All Vehicles	815,897	77	825,805	85

	Industry Sales	Month (est.)	2014 (est.)
	Light Vehicle SAAR	16.5 million	16.0-16.5 million

	May			(Calendar Year-to-Date) January - May
	2014	2013	%Change Volume	2014	2013	%Change Volume
Enclave	4,589	5,310	(13.6)	23,940	25,919	(7.6)
Encore	4,475	2,103	112.8	19,515	9,972	95.7
LaCrosse	4,681	4,804	(2.6)	19,948	20,483	(2.6)
Regal	2,396	1,607	49.1	10,560	7,437	42.0
Verano	3,816	4,158	(8.2)	18,106	18,944	(4.4)
Buick Total*	19,957	17,982	11.0	92,069	82,759	11.2
ATS	2,497	3,249	(23.1)	12,552	15,724	(20.2)
CTS	2,905	2,457	18.2	13,834	12,717	8.8
ELR	52	—	***.*	293	—	***.*
Escalade	1,664	1,033	61.1	4,764	4,642	2.6
Escalade ESV	846	695	21.7	2,677	3,160	(15.3)
Escalade EXT	3	200	(98.5)	47	973	(95.2)
SRX	4,762	3,744	27.2	24,212	20,078	20.6
XTS	1,959	2,429	(19.3)	9,797	12,450	(21.3)
Cadillac Total*	14,688	13,808	6.4	68,176	69,750	(2.3)
Avalanche	1	1,980	***.*	72	10,166	(99.3)
Camaro	10,340	7,929	30.4	38,951	35,076	11.0
Caprice	241	129	86.8	1,298	1,041	24.7
Captiva Sport	6,204	5,084	22.0	24,852	21,778	14.1
Colorado	—	244	***.*	22	2,879	(99.2)
Corvette	3,328	905	267.7	15,021	4,820	211.6
Cruze	32,393	23,055	40.5	119,330	100,818	18.4
Equinox	22,695	22,918	(1.0)	99,083	102,752	(3.6)
Express	9,822	8,353	17.6	31,378	31,734	(1.1)
Impala	13,348	10,841	23.1	64,121	66,127	(3.0)
Malibu	19,288	18,899	2.1	87,368	89,812	(2.7)
Silverado-C/K Pickup	46,648	43,283	7.8	197,160	199,327	(1.1)
Sonic	8,784	9,523	(7.8)	40,672	37,783	7.6
Spark	5,177	2,581	100.6	18,591	14,484	28.4
Suburban (Chevy)	5,423	4,753	14.1	16,987	17,850	(4.8)
SS	297	—	***.*	1,445	—	***.*
Tahoe	9,229	9,243	(0.2)	34,691	35,067	(1.1)
Traverse	10,108	8,182	23.5	41,461	42,999	(3.6)
Volt	1,684	1,607	4.8	6,838	7,157	(4.5)
Chevrolet Total*	205,010	179,510	14.2	839,341	821,674	2.2
Acadia	6,282	8,815	(28.7)	33,147	37,318	(11.2)
Canyon	—	88	***.*	2	812	(99.8)
Savana	4,124	1,906	116.4	11,936	6,320	88.9
Sierra	18,326	16,061	14.1	77,785	71,065	9.5
Terrain	8,734	7,847	11.3	41,944	42,617	(1.6)
Yukon	4,409	1,814	143.1	14,658	10,308	42.2
Yukon XL	3,164	5,063	(37.5)	9,349	12,880	(27.4)
GMC Total	45,039	41,594	8.3	188,821	181,320	4.1
GM Vehicle Total*	284,694	252,894	12.6	1,188,407	1,155,503	2.8
27 selling days for the May period this year and 26 for last year.
*Totals include discontinued Buick Lucerne, Cadillac DTS, and Chevrolet HHR.